UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2022

Barings BDC, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-00733 (Commission File Number)	06-1798488 (I.R.S. Employer Identification No.)

300 South Tryon Street, Suite 2500 Charlotte, North Carolina (Address of principal executive offices)	28202 (Zip Code)

Registrant’s telephone number, including area code: (704) 805-7200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BBDC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 24, 2022, Barings BDC, Inc., a Maryland corporation (the “Company”), held a special meeting of stockholders (the “Special Meeting”), where the Company’s stockholders approved two proposals. The issued and outstanding shares of Company Common Stock entitled to vote at the Special Meeting consisted of 65,316,085 shares outstanding on the record date, December 27, 2021. The final voting results from the Special Meeting were as follows:

Proposal 1:

To approve the issuance of shares of the Company common stock, par value $0.001 per share (the “Company Common Stock”), pursuant to the Agreement and Plan of Merger, dated as of September 21, 2021 (the “Merger Agreement”), with Mercury Acquisition Sub, Inc., a Maryland corporation and a direct wholly owned subsidiary of the Company, Sierra Income Corporation, a Maryland corporation, and Barings LLC, a Delaware limited liability company and the investment adviser of the Company.

For	Against	Abstain
41,484,169	588,782	207,462

Proposal 2:

To approve the issuance of shares of Company Common Stock pursuant to the Merger Agreement at a price below its then-current net asset value per share, if applicable.

All stockholders:

For	Against	Abstain
38,517,161	3,571,948	191,304

This proposal was also approved by the Company’s non-affiliated stockholders by a vote of 24,432,316 shares for, and 3,571,948 shares against, with 191,304 shares abstaining.

The number of votes cast in favor of this proposal represents both (1) a majority of the outstanding shares of Company Common Stock; and (2) a majority of the outstanding shares of Company Common Stock that are not held by affiliated persons of the Company. For purposes of this proposal, the Investment Company Act of 1940, as amended, defines a “majority of the outstanding shares” as the vote of the lesser of: (1) 67% or more of the voting securities of the Company present at the Special Meeting, if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (2) more than 50% of the outstanding voting securities of the Company.

Proposal 3:

Stockholder action on a third proposal, to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies, in the event that there were insufficient votes at the time of the Special Meeting to approve Proposal 1 or Proposal 2, was not required and no vote was taken on such proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARINGS BDC, INC.

By:	/s/ Jonathan Bock
Jonathan Bock
Chief Financial Officer

Date: February 25, 2022